UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

CLEANTECH BIOFUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7386 Pershing Ave, University City, Missouri 63130

 (Address of principal executive offices)

(314) 862-8670

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

CleanTech Biofuels, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465) (the “Order”) to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Report”), originally due on March 30, 2020, due to circumstances related to the coronavirus disease 2019 (“COVID-19”).

On Saturday, March 21, 2020, Acting Director and Chief Medical Officer of the St. Louis County Department of Public Health, Dr. Emily Doucette, announced a county-wide “stay at home” order in an attempt to prevent the further spread of COVID-19 in St. Louis County. The move, which asks all St. Louis County residents to remain at home unless they have an essential reason for going out, will last until at least April 22, 2020. The Company’s headquarters and audit firm are all located in St. Louis County. Additionally, the Company’s outside counsel is located in the city of St. Louis, which is subject to a similar “stay at home” order. The disruptions in transportation, staffing, and technology systems which have occurred over the last week to both the Company and the Company’s professional advisors have resulted in limited support from the Company’s staff and professional advisors. This has, in turn, delayed the Company’s ability to complete its audit and prepare the Report. A letter from the auditors stating the reasons for their inability to timely prepare the audit report for the Company’s fiscal year ended December 31, 2019 is filed herewith as Exhibit 99.1. Notwithstanding the foregoing, the Company expects to file the Report no later than May 14, 2020 (which is 45 days from the Report’s original filing deadline of March 30, 2020).

In light of the current COVID-19 pandemic, the Company will be including the following Risk Factor in its Report:

The occurrence of the COVID-19 pandemic may negatively affect our operations depending on the severity and longevity of the pandemic.

The COVID-19 pandemic is currently impacting countries, communities, supply chains and markets as well as the global financial markets. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our goods and services but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission. Depending on the severity and longevity of the COVID-19 pandemic, our business, customers, and shareholders may experience a significant negative impact.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.                                     Description of Exhibit

99.1	Letter from Auditors regarding Reasons of Inability to Timely Issue the Audit Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CleanTech Biofuels, Inc.

Date: March 26, 2020	By: /s/ Edward P. Hennessey

Edward P. Hennessey
Chief Executive Officer and President